UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549-1004

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date  of  Report  (Date  of  earliest  event  reported):          July  28, 2004
                                                                  --------------

                            THE STEAK n SHAKE COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)
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
Indiana                                               000-08445              37-0684070
                                          ------------------------  ----------------------
(State or other jurisdiction                                        (IRS Employer
of incorporation)                         (Commission File Number)   Identification Number)


36 S. Pennsylvania St., Suite 500
Indianapolis, Indiana. . . . . . . . . .                     46204
----------------------------------------  ------------------------
(Address of principal executive offices)                (Zip Code)
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Registrant's  telephone  number,  including  area  code:     (317)  633-4100
                                                             ---------------

ITEM  12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

On July 28, 2004, The Steak n Shake Company (the "Registrant" or "Company") issued a Press Release announcing its fiscal year 2004 third quarter results. The information in the Press Release is attached hereto as Exhibit 99.1.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE  STEAK  N  SHAKE  COMPANY

By:     /s/  Jeffrey  A.  Blade
        -----------------------
        Jeffrey  A.  Blade,  Senior  Vice  President
        and  Chief  Financial  Officer


Dated:  July  28,  2004

                                  Exhibit Index

Number  assigned
in  Regulation  S-K
Item                         Description  of  Exhibits
----                         -------------------------
(X)   99.1    Press  Release  dated  July 28, 2004, announcing fiscal year 2004 third  quarter  results.

Exhibit  99.1


       THE STEAK N SHAKE COMPANY REPORTS FISCAL THIRD QUARTER 2004 RESULTS

           SAME STORE SALES INCREASE 6.3%, NET EARNINGS INCREASE 4.6%

     INDIANAPOLIS, July 28, 2004 /PRNewswire -- The Steak n Shake Company (NYSE:SNS) today announced its revenues and earnings for the fiscal third quarter  ended  June  30,  2004.

Highlights  of  the  third  quarter  include:
---------------------------------------------

-     Total  revenues  increased  7.7%  to  $130.6 million versus $121.3 million
-     Same  store  sales  for  Company-owned  restaurants  increased  6.3%
-     Net  earnings  increased  4.6% to $7.4 million from $7.1 million last year
-     Diluted  earnings  per  share  were  $0.27  compared  to  $0.26

Net sales for the fiscal third quarter grew 7.6% to $129.6 million versus $120.3 million in the same quarter last year, while same-store sales increased 6.3% from the same period a year ago.

Net earnings for the fiscal third quarter 2004 were $7.4 million, or $0.27 per diluted share compared to $7.1 million, or $0.26 per diluted share in the prior year period.

The Company continues to focus on five key fundamentals which are linked in a Virtuous Cycle. These include: developing effective field leaders, improving associate satisfaction and training, growing guest counts, improving margins, and expanding the brand.

Peter Dunn, President and Chief Executive Officer commented, "We are encouraged by consumer acceptance of our new Side by Side milk shakes, which helped contribute to our sixth consecutive quarter of positive same store sales. This trend is notable considering the strong comparison to third quarter results from the prior year. We invested in training and staffing to launch this new product successfully and this is already paying dividends in strong sales momentum."

Mr. Dunn continued, "In the third quarter we continued to face significant increases in food commodity costs, primarily beef and dairy, that resulted in a higher cost of sales. These costs were partially offset by strong expense control."

For the first three quarters of fiscal year 2004, total revenues increased 9.6% to $408.9 million compared to $373.0 million in the prior year, driven by a same store sales increase for Company-owned units of 8.7%. Diluted earnings per share for the first three quarters of the year rose 12.5% to $0.72 versus $0.64 in the prior year.

As of June 30, 2004, there were 416 Steak n Shake restaurants operating in 18 states, including 357 Company-owned restaurants and 59 franchised units. During the quarter, the Company opened one new restaurant in the St. Louis, Missouri market. Subsequent to June 30, 2004, the Company has opened three new restaurants in Peoria, Illinois, Dallas, Texas, and St. Louis, Missouri.

During the current fiscal year, the Company has opened thirteen new restaurants, including two franchised units, consistent with previous guidance of opening 15-20 new stores in fiscal 2004, including franchised locations.

Based on results through the first three quarters of fiscal 2004, the Company is reaffirming its guidance for the full year of diluted earnings per share in the range of $1.00 to $1.04. This guidance is predicated on commodity costs remaining stable at current price levels and continued same store sales momentum.

Investor  Conference  Call  and  Webcast
The Steak n Shake Company will broadcast its investor conference call live over the Internet at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time today, Wednesday, July 28, 2004. Hosting the call will be Peter Dunn, President and Chief
Executive  Officer,  and  Jeffrey  A.  Blade,  Senior  Vice  President and Chief
Financial Officer. Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto the Company's website at www.steaknshake.com or by dialing 1-877-297-4509.

About  Steak  n  Shake
Steak n Shake is a full service, casual dining restaurant serving a core menu of its famous Steakburger sandwiches, thin 'n crispy french fries, old fashioned hand-dipped milk shakes, chili, home style soups, fresh salads, a variety of desserts and breakfast. All of the food is prepared to the guest's order and served by friendly, well-trained associates. Steak n Shake restaurants feature full-service dining areas, counter service and drive-thru windows and are open 24 hours a day, seven days a week.

This press release contains various forward-looking statements that reflect management's expectations or beliefs regarding future events. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, the outcome of the forward-looking statements could differ materially. A list of the factors that could cause actual results to differ materially from those expressed in the forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports.

Contact:  Jeffrey  A.  Blade
          Jeff.blade@steaknshake.com
          --------------------------
          www.steaknshake.com
          -------------------
          (317)  633-4100

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                            THE STEAK N SHAKE COMPANY
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                   TWELVE          FORTY
                                                 WEEKS ENDED    WEEKS ENDED
                                                -------------  -------------
                                                  6/30/2004      7/2/2003       6/30/2004      7/2/2003
                                                  (UNAUDITED)   (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
----------------------------------------------  -------------  -------------  -------------  ------------
REVENUES
    Net sales. . . . . . . . . . . . . . . . .  $129,554,552   $120,348,440   $405,554,148   $370,168,267
    Franchise fees . . . . . . . . . . . . . .     1,072,392        920,086      3,335,778      2,827,188
                                                -------------  -------------  -------------  -------------
                                                 130,626,944    121,268,526    408,889,926    372,995,455
                                                -------------  -------------  -------------  -------------

COSTS AND EXPENSES
    Cost of sales. . . . . . . . . . . . . . .    31,078,420     27,535,883     95,022,327     84,116,836
    Restaurant operating costs . . . . . . . .    63,097,306     58,454,340    199,530,025    183,472,715
    General and administrative . . . . . . . .     9,401,563      9,250,148     32,022,576     29,280,217
    Depreciation and amortization. . . . . . .     5,686,004      5,689,377     18,632,401     18,370,086
    Marketing. . . . . . . . . . . . . . . . .     5,365,982      4,270,375     16,766,903     14,135,871
    Interest . . . . . . . . . . . . . . . . .     2,942,780      3,127,195      9,925,948     10,351,655
    Rent . . . . . . . . . . . . . . . . . . .     2,152,591      1,936,308      6,686,627      6,307,498
    Provision for store closings . . . . . . .      (394,369)             0       (394,369)             0
    Pre-opening costs. . . . . . . . . . . . .       345,035        375,196      1,323,956      1,462,376
    Other income, net. . . . . . . . . . . . .      (390,687)      (429,662)    (1,415,508)    (1,505,893)
                                                -------------  -------------  -------------  -------------
                                                 119,284,625    110,209,160    378,100,886    345,991,361
                                                -------------  -------------  -------------  -------------

EARNINGS BEFORE INCOME TAXES . . . . . . . . .    11,342,319     11,059,366     30,789,040     27,004,094

INCOME TAXES . . . . . . . . . . . . . . . . .     3,925,000      3,970,000     10,775,000      9,674,000
                                                -------------  -------------  -------------  -------------


NET EARNINGS . . . . . . . . . . . . . . . . .  $  7,417,319   $  7,089,366   $ 20,014,040   $ 17,330,094
                                                =============  =============  =============  =============

NET EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE:
    Basic. . . . . . . . . . . . . . . . . . .  $       0.27   $       0.26   $       0.73   $       0.64
    Diluted. . . . . . . . . . . . . . . . . .  $       0.27   $       0.26   $       0.72   $       0.64

WEIGHTED AVERAGE SHARES
 AND EQUIVALENTS:
    Basic. . . . . . . . . . . . . . . . . . .    27,462,379     27,030,336     27,356,558     26,997,199
    Diluted. . . . . . . . . . . . . . . . . .    27,778,480     27,178,997     27,704,779     27,059,148
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            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                           6/30/2004
                                                          (UNAUDITED)     9/24/2003
--------------------------------------------------------  ------------  ------------
ASSETS
    Current assets . . . . . . . . . . . . . . . . . . .  $ 60,889,752  $ 39,255,997
    Property and equipment - net . . . . . . . . . . . .   368,716,677   360,878,710
    Leased  property - net . . . . . . . . . . . . . . .     3,690,258     3,721,063
    Other assets . . . . . . . . . . . . . . . . . . . .     4,910,103    10,779,813
                                                          ------------  ------------

    Total assets . . . . . . . . . . . . . . . . . . . .  $438,206,790  $414,635,583
                                                          ============  ============

LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities. . . . . . . . . . . . . . . . .  $ 65,835,849  $ 61,795,680
    Deferred income taxes and credits. . . . . . . . . .     2,721,135     2,897,887
    Obligations under capital leases . . . . . . . . . .   143,025,993   145,124,559
    Senior note. . . . . . . . . . . . . . . . . . . . .    15,203,175    16,203,175
    Shareholders' equity . . . . . . . . . . . . . . . .   211,420,638   188,614,282
                                                          ------------  ------------

    Total liabilities and shareholders' equity . . . . .  $438,206,790  $414,635,583
                                                          ============  ============
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